UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4281 Technology Drive Fremont, California 94538 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (510) 683-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

                On March 14, 2005, the Company announced that on March 11, 2005, it is reducing the workforce at its Beijing, China manufacturing facility by approximately 100 positions or approximately 15%. This measure is being taken as part of the Company’s ongoing effort to reduce its cost structure and bring capacity in line with current market demand. The Company will record a restructuring charge of approximately $0.1 million in the first quarter related to the reduction in force, which it will complete in March 2005. On an annual basis, the Company anticipates payroll and related expense savings of approximately $0.3 million.

                A copy of the press release dated March 14, 2005 announcing this action is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: March 14, 2005	By:	/s/ WILSON W. CHEUNG
Wilson W. Cheung
Chief Financial Officer